Exhibit 3

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0447682005-8
Document Number:
20050271935-54

Date Filed:
7/13/2005 10:53:02 AM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	HuntMountain Resources
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. Name 502 East John Street — Carson City — NEVADA — 89706 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 10,000,000 preferred and 300,000,000 common — Par value: $ .001 — Number of shares without par value: None
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Tim Hunt Name 1611 N. Molter Road — Liberty Lake — WA — 99019 Street Address — City — State — Zip Code 2. William R. Green Name 415 W. Cliff Drive — Spokane — WA — 99203 Street Address — City — State — Zip Code 3. Eunice Campbell Name 2112 S. Katy Court — Spokane — WA — 99203 Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be: Mineral exploration and development
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	Gregory B. Lipsker — Signature Name 601 W. Main Avenue, Ste. 714 — Spokane — WA — 99201 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Resident Agent Acceptance

General Instructions for this form:

1. Please print legibly or type; Black Ink Only.
2. Complete all fields.
3. Ensure that document is signed in signature field.

ABOVE SPACE IS FOR OFFICE USE ONLY

In the matter of HuntMountain Resources
(Name of business entity)

I, CSC Services of Nevada, Inc.,
(Name of resident agent)

hereby state that on July 11, 2005 (Date) I accepted the appointment as resident agent for the above named business entity. The street address of the resident agent in this state is as follows:

502 East John Street
Physical Street Address

Suite number

Carson City, NEVADA 89706
City / Zip Code

Optional:

Additional Mailing Address

Suite number

City, State / Zip Code

Signature:

CSC Services of Nevada, Inc.
By: [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company
Carol Dolor, Asst. Vice President

7-11-05
Date